Exhibit 99.1

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

                                                           SIMTEK CORPORATION

                                                  Computation of Per Share Earnings
                                                  ---------------------------------

                                    SHARES                                                                      WEIGHTED AVG
                                              BALANCE               DAYS FROM               SHARE                 SHARES OF
DATE ISSUED                 INCREASE        OUTSTANDING               1/1/96                DAYS                COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------

Jan 1, 1996                       -           26,978,311                215             5,800,336,865
Aug. 2, 1996                 10,000           26,988,311                 59             1,592,310,349
                             ------------------------------------------------------------------------

Balance 9/30/96              10,000           26,988,311                274             7,392,647,214             26,980,464
                             ===============================================================================================
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